Exhibit 1.1

Execution Version

GAMING AND LEISURE PROPERTIES, INC.

Common Stock ($0.01 par value per share)

ATM EQUITY OFFERING SALES AGREEMENT

May 2, 2025

BofA Securities, Inc. One Bryant Park New York, New York 10036	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

BTIG, LLC 65 East 55th Street New York, New York 10022	Capital One Securities, Inc. 201 St. Charles Street, Suite 1830 New Orleans, Louisiana 70170

Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013	Citizens JMP Securities, LLC 101 California Street, Suite 1700 San Francisco, California 94111

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Jefferies LLC 520 Madison Avenue New York, New York 10022 Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Nomura Securities International, Inc. 309 West 49th Street New York, NY 10019

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	StoneX Financial Inc. 230 Park Ave, 10th Floor New York, NY 10169

Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

As Agents

Bank of America, N.A. One Bryant Park New York, New York 10036	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019

Citibank, N.A. 390 Greenwich Street New York, New York 10013	Citizens JMP Securities, LLC 450 Park Avenue, 5th Floor New York, NY 10022

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282	Jefferies LLC 520 Madison Avenue New York, New York 10022

KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114	Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, NY 10020

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019 Royal Bank of Canada 200 Vesey Street, 8th Floor New York, New York 10281

The Bank of Nova Scotia 44 King Street West Toronto, Ontario Canada M5H 1H1	StoneX Financial Inc. 230 Park Ave, 10th Floor New York, NY 10169

Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001

As Forward Purchasers

To the parties herein:

Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), confirms its agreement with each of (i) BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser, and StoneX Financial Inc., as forward seller to StoneX Financial Inc., its relevant Forward Purchaser (as defined below) (in such capacity, each an “Agent,” and together, the “Agents”), and (ii) Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement

(as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

The Company has authorized and proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through the Agents, severally and not jointly, up to $1,250,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms set forth in Section 2 of this ATM Equity Offering Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. For the avoidance of doubt, any reference in this Agreement to “Shares” shall not include any “Confirmation Shares” (as defined below). References herein to “this Agreement” or matters contemplated “herein” or “hereunder,” or words of similar import, mean the Agreement, and any applicable Terms Agreement.

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in separate forward sale confirmations, each in substantially the form attached hereto as Annex III (each, a “Confirmation,” and together, the “Confirmations”). In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer through the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), as forward seller on behalf of the applicable Forward Purchaser, the applicable Shares for sale on the terms set forth under this Agreement.

Section 1. Representations and Warranties. The Company represents and warrants (i) to the Agents and the Forward Purchasers and (ii) to the applicable Agent and/or applicable Forward Purchaser with respect to a specific offering and sale of Shares through such Agent, acting as sales agent or forward seller, that as of the date of this Agreement, each Registration Statement Amendment Date, each Company Periodic Report Date, each Company Earnings Report Date, each Request Date, each Applicable Time and each Settlement Date (each, as defined below):

(a) (i) The Company and the transactions contemplated by this Agreement meet all of the requirements for using Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement on Form S-3 (File No. 333-286909), including any exhibits thereto and any prospectus or prospectus supplement deemed a part thereof, each at the time of effectiveness (the “Registration Statement”), became effective upon filing with the Securities and Exchange Commission (the “Commission”) in accordance with Rule 462(e) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act Regulations. The Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on the Registration Statement.

(ii) (w) At the original effectiveness of the Registration Statement, (x) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or form of prospectus), (y) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, and (z) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act Regulations.

(b) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the rules and regulations of the Commission under the Securities Act Regulations and at each Applicable Time, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents or the Forward Purchasers furnished in writing to the Company by the Agents or the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by any Agents or any Forward Purchasers consists of the information described as such in Section 7(b) of this Agreement.

Neither the Prospectus (as in this Section 1(b)) nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Applicable Time or at the Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents or the Forward Purchasers furnished in writing to the Company by the Agents or the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by any Agents or any Forward Purchasers consists of the information described as such in Section 7(b) of this Agreement.

Each prospectus (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied as to form when so filed in all material respects with the Securities Act and the Securities Act Regulations and the Prospectus delivered to the Agents and the Forward Purchasers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

At the Applicable Time, the Disclosure Package (as defined in this Section 1(b)) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents or the Forward Purchasers furnished in writing to the Company by the Agents or the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by any Agents or any Forward Purchasers consists of the information described as such in Section 7(b) of this Agreement.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or, if not specified pursuant to this Agreement, immediately prior to the first sale of such Shares.

“Base Prospectus” means the base prospectus dated May 1, 2025 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to the Agents and the Forward Purchasers for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at each Applicable Time.

“Business Day” means any day when the Commission’s office in Washington, D.C. is open for business.

“Disclosure Package” means the Prospectus, as amended or supplemented prior to the Applicable Time, any applicable Issuer Free Writing Prospectus(es) (as defined in this Section 1(b)) issued prior to each Applicable Time, any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package issued at or prior to each Applicable Time, all taken together, and with respect to any Shares, the public offering price of such Shares.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Prospectus” means the Base Prospectus and the Prospectus Supplement.

“Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at each Applicable Time.

(c) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Agents and the Forward Purchasers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify the Agents and the Forward Purchasers promptly so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents or the Forward Purchasers expressly for use therein. The Company will file with the Commission any Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act Regulations.

(d) The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package, at the time they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act, and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and when read together with the information in the Registration Statement, the Prospectus and the Disclosure Package (i) at the time the Registration Statement became effective, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time each Prospectus was issued and first used and at each Applicable Time, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Agents or the Forward Purchasers furnished in writing to the Company by the Agents or the Forward Purchasers expressly for use therein, it being understood and agreed that the only such information furnished by any Agents or any Forward Purchasers consists of the information described as such in Section 7(b) of this Agreement.

(e) The Company has not distributed and will not distribute, prior to the completion of the Agents’ distribution of the Shares under this Agreement, any written communication (as defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Shares, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act; (ii) the Registration Statement, the Disclosure Package and the Prospectus; and (iii) any Issuer Free Writing Prospectus reviewed and consented to by the Agents and the Forward Purchasers.

(f) The Company has the corporate power and authority to enter into this Agreement and any Confirmation and to issue the Shares and the Confirmation Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and any Confirmation and the consummation by it of transactions contemplated hereby and thereby have been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the counterparties thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(g) There are no contracts or other documents required under the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference that have not been described, filed or incorporated by reference as required.

(h) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has not been: (i) any material change in the capital stock or other equity interests (other than the issuance of Common Stock relating to awards under the Company’s equity incentive plan), or any material increase in long-term debt of the Company or any of its subsidiaries, (ii) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole; and (iii) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock or other equity interests.

(i) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries that are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accountant with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(j) The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise expressly stated in the related notes thereto. The pro forma financial information and related notes thereto, if any, incorporated by reference therein, the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information and related notes thereto, if any, are reasonable and, if applicable, are set forth therein; and the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries, and presents fairly in all material respects the information shown thereby. No other financial statements or supporting schedules are required under applicable law, including the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(k) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l) The Company and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a “Significant Subsidiary”) has been duly incorporated, formed or organized, as applicable, and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, organization or formation, as applicable, are duly qualified to do business as described in the Registration Statement, the Disclosure Package and the Prospectus and are in good standing (where such concept is recognized under the laws of the jurisdiction in which it is organized or formed) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have requisite corporate, limited liability company or limited partnership, as applicable, power and authority necessary to own or lease their respective properties and to conduct the businesses described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, condition (financial or otherwise), results of operations or business prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement or under any Confirmation (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K.

(m) All of the issued and outstanding capital stock or other equity interests of the Company and each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent these concepts apply in the case of non-corporate subsidiaries), except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all equity interests in each Significant Subsidiary of the Company that are owned by the Company, directly or through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (collectively, “Liens”), except for (i) Liens, if any, securing indebtedness as described in the Registration Statement, the Disclosure Package and the Prospectus (including Liens pursuant to, or not prohibited by, that certain (A) Credit Agreement, dated as of May 13, 2022 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among GLP Capital, L.P., each lender from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, and (B) the Term Loan Credit Agreement, dated as of September 2, 2022 (as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Term Loan Agreement”) among GLP Capital, L.P., Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto), (ii) that will be discharged at or prior to the Applicable Time with respect to a specific offering and sale of Shares or (iii) such Liens that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The capital stock of the Company conforms in all material respects to the description thereof contained in, as applicable, the Registration Statement, the Disclosure Package and the Prospectus.

(n) The issuance of the Shares has been duly authorized by the Company and, at any Settlement Date with respect to a specific offering and sale of Shares, upon being issued and delivered by the Company against payment therefor pursuant to this Agreement or any Confirmation, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any Liens, and the issuance thereof will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and will conform in all material respects to the statements relating thereto contained or incorporated by reference in the Prospectus and the Disclosure Package. The issuance and sale of the Common Stock issuable pursuant to each Confirmation, if any (collectively, the “Confirmation Shares”) have been duly authorized by the Company and, upon being issued and delivered by the Company in accordance with the applicable Confirmation upon payment of any consideration required by such Confirmation (which may include net share settlement or combination settlement), such Confirmation Shares will be validly issued, fully paid and non-assessable, free and clear of any Liens, and the issuance thereof will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and will conform in all material respects to the statements relating thereto contained or incorporated by reference in the Prospectus and the Disclosure Package.

(o) Immediately after any sale of Shares by the Company or any Agent, as forward seller, hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company and offered and sold by such Agent, as forward seller, in each case, hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that such Agent shall not have any responsibility for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

(p) Neither the Company, nor any of its Significant Subsidiaries is (i) in violation of its respective charter or bylaws or similar organizational documents, as the case may be, (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) in the due performance or observance of term, covenant or condition contained in any indenture, mortgage, loan or credit agreement, note, contract, lease or other agreement, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such Defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or governmental or regulatory authority having jurisdiction over the Company or any Significant Subsidiary, except for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) The execution, delivery and performance of this Agreement and any Confirmation by the Company, and the consummation of the transactions contemplated hereby and thereby will not (i) result in any violation of the provisions of the respective charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries, (ii) result in a breach of, or Default under or violation of the terms, or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or to which any of their respective properties or assets is subject, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) result in the creation or imposition of any Lien upon any property, right or assets of the Company or any of its Significant Subsidiaries, with the exception of the creation or imposition of any Lien pursuant to, or not prohibited by, the Credit Agreement or Term Loan Agreement, and except for creation or imposition of a Lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) result in any violation of any law, statute, rule, regulation, judgment, order or decree, administrative regulation or administrative or court decree applicable to the Company or any Significant Subsidiary or any of its or their property, except for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and any Confirmation, and consummation of the transactions contemplated hereby and thereby and by the Registration Statement and the Prospectus, except (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required to register the Shares under the Securities Act, (ii) in post-closing notices to certain state regulatory bodies that the transactions contemplated hereby and by any Confirmation have been consummated, (iii) have been obtained or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prohibit or prevent the consummation of the transactions contemplated by this Agreement and any Confirmation, (iv) under applicable state securities or Blue Sky laws, (v) by or from the applicable gaming authorities, which have been made or obtained or will be obtained at or prior to the Settlement Date relating to a specific offering of Shares, (vi) to be delivered to the Agents as of the date of this Agreement and (vii) from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings involving the Company or any of its subsidiaries pending or, to the best of the Company’s knowledge, threatened that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated by this Agreement and any Confirmation.

(t) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened which would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(u) (i) The Company and each of its subsidiaries own or have sufficient rights to use (x) to its knowledge, all patents and patent applications, and (y) all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the operation of their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package; (ii) to the knowledge of the Company, the Company’s and each of its subsidiaries’ conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and each of its subsidiaries have not received any written notice of any infringement claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and each of its subsidiaries is not being infringed, misappropriated or otherwise violated by any person, except in the case of each of clauses (i)-(iv) where the failure to own or have the right to use such Intellectual Property or such infringement, misappropriation or violation (if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries) would not reasonably be expected to have a Material Adverse Effect.

(v) Except as described in the Registration Statement, the Prospectus and the Disclosure Package, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Prospectus and the Disclosure Package, neither the Company nor any of its subsidiaries have received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable ruling or decision as to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(w) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and claims except those that (i) are described in the Registration Statement, Disclosure Package and the Prospectus or as set forth in Section 1(m) herein, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) The Company and each of its subsidiaries have paid all federal, state, local and foreign taxes and timely filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions), except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company has met the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), as of the close of every taxable year beginning with the year ended December 31, 2014, and the Company’s current and proposed method of operation enables it to continue to meet the requirements for qualification and taxation as a real estate investment trust for federal income tax purposes.

(z) The Company is not, and after giving effect to the offer and sale of the Shares and any Confirmation Shares, as applicable, and after receipt of payment for the Shares on any Settlement Date and any proceeds received pursuant to any Confirmation, and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa) The Company and its subsidiaries are, in the reasonable judgment of the Company, insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the reasonable judgment of the Company in the businesses in which it is engaged.

(bb) The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company any of its or their respective directors, officers, agents, employees, affiliates or other person while acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, each of its subsidiaries, and to the knowledge of the Company, their controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA, the Bribery Act and similar laws in other jurisdictions in which the Company or its subsidiaries conduct operations.

(dd) There are no business relationships or related-party transactions involving the Company or any subsidiary of either or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

(ee) The Company maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried our evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions will be executed in accordance with management’s general or specific authorizations; (ii) transactions will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over reporting pursuant to Rule 13a-15(c) of the Exchange Act Regulations, there are no material weaknesses or significant deficiencies in the Company’s internal controls.

(gg) Except as described in the Registration Statement, the Prospectus and the Disclosure Package and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries (x) to the knowledge of the Company, are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) to the knowledge of the Company, have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) to the knowledge of the Company, have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (iii) to the knowledge of the Company, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(hh) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to have caused the loss of such qualification and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries, any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement and any Confirmation.

(jj) (i) At the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares, and (iii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(kk) With the exception of any restrictions or limitations imposed by applicable gaming laws or as prohibited by the Credit Agreement or Term Loan Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not be reasonably likely to have a Material Adverse Effect or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ll) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications.

(mm) The operations of the Company and each of its subsidiaries are and have been conducted for the prior five years (or, if later, since the date of formation) in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct operations and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn) (i) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (x) the U.S. Foreign Corrupt Practices Act of 1977, (y) the UK Bribery Act 2010, and (z) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(ii) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(iii) (y) None of the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(z) The Company and each of its subsidiaries, (A) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (B) are not now engaged in, and (C) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(iv) (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; (y) to fund or facilitate any money laundering or terrorist financing activities; or (z) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(v) The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(oo) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(pp) No statement, representation, warranty or covenant made by the Company in this Agreement or any Confirmation or made in any certificate or document required by this Agreement or any Confirmation to be delivered to Agent and/or the Forward Purchaser, as the case may be, was or will be, when made, inaccurate, untrue or incorrect. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(qq) The Shares shall be an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(rr) Each Confirmation (if any) will have been as of its date, duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the Disclosure Package, Prospectus and any Issuer Free Writing Prospectus is correct in all material respects.

(ss) To the knowledge of the Company, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards reasonably consistent with industry standards and practices, to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt) Any certificate signed by an officer of the Company addressed and delivered to an Agent or a Forward Purchaser, or counsel for the same, shall be deemed a representation and warranty by the Company to such Agent or Forward Purchaser, as the case may be, as to the matters covered thereby on the date of such certificate. The Company acknowledges that the Agents and the Forward Purchasers and, for purposes of the opinions to be delivered to the Agents and the Forward Purchasers pursuant to Section 5 hereof, counsel for the Company and counsel for the Agents and the Forward Purchasers will rely upon the accuracy of the foregoing representations and warranties, and the Company hereby consents to such reliance.

(uu) Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA.

(vv) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares that has not been waived.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Company agrees to (1) issue and sell through the applicable Agent acting as sales agent or directly to the applicable Agent acting as principal pursuant to a Terms Agreement from time to time, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares and (2) from time to time, enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, in each case, in accordance with the terms of this Section 2 and as contemplated by such Confirmation that the Company shall execute and deliver to the Forward Purchaser prior to the applicable Agent’s offer and sale of Shares. Sales of the Shares, if any, made through an Agent acting as sales agent or forward seller or by the Agent acting as principal, will be made by means of any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including without limitation sales made directly on NASDAQ (as defined below), on any other existing trading market for the Shares to or through a market maker, in block transactions or directly to any customer or client of the applicable Agent. The applicable Agent may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions or as otherwise agreed with the Agent.

(b) The Shares are to be sold by the Company and the applicable Agent, through whom the sale of Shares is effected on a given day, on any trading day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Agent to make such sales pursuant to a placement notice substantially in the form attached hereto as Annex II. On any Trading Day, the Company shall sell Shares through only one of the Agents, and the Company shall in no event request that multiple Agents sell Shares (whether acting as sales agent, forward seller or principal) on the same day; provided, that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer and sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement and; provided, further, for the avoidance of doubt, that the foregoing limitation shall not apply to sales solely to employees or securityholders of the Company or its subsidiaries, or a director or other person acquiring such securities for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The Company may change the Agent through whom sales of the Shares will be effected on any Trading Day (i) without notice to the Agents if, the Company has not otherwise provided any placement notice to an Agent to offer or sell Shares on such Trading Day or (ii) to the extent the Company provided a placement notice to an Agent to offer or sell Shares on such Trading Day, with notice from the Company to the applicable Agent in writing by email at least one Trading Day prior to changing such Agent through whom the sale of Shares will be effected. On any Trading Day, the Company may instruct the Agent through whom sales of Shares are effected on that day by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares and aggregate gross sales price to be sold by such Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold; provided, however, that with respect to any sales in connection with a forward stock purchase transaction, such Shares shall be sold during the period from, and including, the “Trade Date” through and including the “Hedge Completion Date” (each as defined under the related Confirmation). Such instruction shall also specify whether such Shares (1) will be sold by or through an Agent, as sales agent, in accordance with Section 2(a)(1) of this Agreement or (2) borrowed by a Forward Purchaser and offered and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with Section 2(a)(2) of this Agreement. With respect to an instruction under Section 2(b)(2) of this Agreement, such instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Maturity Date,” the percentage for purposes of the “Initial Forward Price,” the proposed “Spread,” the proposed initial “Stock Loan Fee,” the proposed maximum “Stock Loan Fee,” the proposed “Hedge Completion Date,” the proposed “Forward Price Reduction Dates” and the proposed “Forward Price Reduction Amounts” (together, the “Proposed Confirmation Terms”). Each placement notice and each other instruction are subject to acceptance by the applicable Agent and Forward Purchaser, in its sole discretion. Subject to the terms and conditions hereof and the receipt of written confirmation of the Company by such Agent, the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to sell as sales agent (whether acting as agent of the Company or as forward seller on behalf of any Forward Purchaser) all of the Shares so designated by the Company in a placement notice or other instruction accepted by such Agent. With respect to any placement notice or other instruction accepted by an Agent as forward seller and the applicable Forward Purchaser, such Forward Purchaser (or agent thereof) shall use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions, to borrow the number of Shares designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under Section 2(a)(2) of this Agreement in connection with an instruction provided by the Company under Section 2(b)(2) of this Agreement and accepted by the applicable Agent under this Section 2 shall include each of the Proposed Confirmation Terms when delivered by the Forward Purchaser to the Company for execution unless the Company and such Forward Purchaser have agreed otherwise in writing prior to the delivery of such Confirmation for execution. The Company and each of the Agents acknowledge and agree that (i) there can be no assurance that any Agent will be successful in selling the Shares as sales agent or that any Forward Purchaser or any of its affiliates will be successful in borrowing, offering and selling Shares through its applicable Agent, as forward seller,

(ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares as sales agent (whether acting as agent of the Company or as forward seller) for any reason other than a failure by the applicable Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions to sell such Shares as required by this Agreement; and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the applicable Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Confirmation or any Terms Agreement, the terms of such Confirmation or such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent or forward seller shall be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, (ii) in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, a duly authorized committee of the Company’s board of directors or an executive officer of the Company pursuant to express authorization granted by the Company’s board of directors or a committee thereof or (iii) in a number in excess of the number of Shares and Confirmation Shares approved for listing on the NASDAQ Global Select Market (“NASDAQ”), and in each case notified to the applicable Agent and Forward Purchaser in writing. In addition, the Company or the applicable Agent acting as sales agent or forward seller may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged), suspend any offering of the Shares pursuant to this Agreement or the Confirmation Shares, and any applicable selling period, for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, or with respect to Shares that have been sold and are subject to any outstanding Confirmation entered into prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by an Agent acting as sales agent or as forward seller, or directly to an Agent acting as principal, shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the applicable Agent on the NASDAQ or otherwise, at prices relating to prevailing market prices or at negotiated prices multiplied by the number of Shares sold, in each case in the discretion of the applicable Agent, but subject to the specific instructions of the Company. In connection with sales pursuant to Section 2(a)(1) of this Agreement, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent for the Company shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price (the “Gross Proceeds”) of the Shares sold by such Agent pursuant to this Agreement. In connection with sales pursuant to Section 2(a)(2) of this Agreement, the compensation payable to such Agent for sales of Shares with respect to which such Agent acts as forward seller on behalf of the Forward Purchaser will not exceed 2.0% of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller during the period from and including the “Trade Date” through and including the “Hedge Completion Date” (each as defined under the related Confirmation) to determine the “Initial Forward Price” under the applicable Confirmation. The Company may sell Shares to an Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agents for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for such Agent with respect to such transactions.

(e) If acting as sales agent for the Company hereunder, the Agent through whom sales are effected shall provide written confirmation to the Company promptly following the close of trading on NASDAQ each day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales. If acting as forward seller hereunder, the Agent shall provide written confirmation setting forth the number of borrowed Shares sold on such day, the aggregate gross sales proceeds of such Shares, the aggregate Net Proceeds to the applicable Forward Purchaser and the then-current “Initial Forward Price” under any Confirmation with respect to which Shares have been sold on such day following the close of trading on NASDAQ on such day.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement or any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares (i) set forth in the second paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, a duly authorized committee thereof or an executive officer of the Company pursuant to express authorization granted by the Company’s board of directors or a committee thereof, or approved for listing on NASDAQ, and in each case referred to in this Section 2(f), notified to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or an executive officer of the Company pursuant to express authorization granted by the Company’s board of directors or a committee thereof and notified to the Agents and the Forward Purchasers in writing.

(g) If the Company or any Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Shares pursuant to this Section 2 will occur on the first Business Day that is also a Trading Day following the trade date on which such sales are made (T+1), unless another date shall be agreed to by the Company or the applicable Forward Purchaser, as applicable, and the Agent selling such Shares. On each date of settlement for the sale of Shares to or through an Agent acting as sales agent pursuant to Section 2(a)(1) of this Agreement (each such day, a “Direct Settlement Date”), or through an Agent acting as forward seller pursuant to Section 2(a)(2) of this Agreement (each such day, a “Forward Settlement Date” and, together with a Direct Settlement Date, each a “Settlement Date”), the Shares sold to or through the applicable Agent for settlement on such date shall be delivered by the Company or by or on behalf of the Forward Purchaser, as the case may be, to the Agent against payment of the Gross Proceeds or Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payment by the applicable Agent of the Gross Proceeds or Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company or the Forward Purchaser, as applicable. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds or Gross Proceeds, as applicable, on any Settlement Date for Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid. In the event that the Agent delivers the Gross Proceeds to the Company or the Forward Purchaser at a Settlement Date, the compensation payable to such Agent for sales shall be set forth and invoiced in a periodic statement from the Agent to the Company or the Forward Purchaser, and payment of such amounts shall be made promptly by the Company or the Forward Purchaser after its receipt thereof.

(i) Notwithstanding any other provision of this Agreement and unless otherwise agreed to by the parties hereto in writing, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares through an Agent as sales agent or as forward seller and, by notice to the Agent(s) given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent(s) shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j) Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, and obtain the consent of the Agents and the Forward Purchasers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, opinions and letters of counsel and accountants’ letter called for by Sections (3)(j), (k) and (l) of this Agreement; respectively, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 3(o) of this Agreement and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (x) the delivery of any officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, legal opinions and letters and accountants’ letters as provided in Section 3 of this Agreement and (y) this Section 2(j) shall in no way affect or limit the operation of the provisions of Section 2(i)(i), which shall have independent application.

(k) At each Applicable Time, Settlement Date, Registration Statement Amendment Date, Company Periodic Report Date, Company Earnings Report Date and Request Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(l) In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions , or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan fee that is greater than the rate specified in the applicable Confirmation under “Stock Borrow Event,” then the obligation herein of the applicable Agent with respect to sales of Shares as forward seller with respect to such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such fee.

Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agents or the Forward Purchasers promptly after reasonable notice thereof and to promptly advise the Agents and the Forward Purchasers when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agents and the Forward Purchasers, as applicable, with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares or any Confirmation Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such commercially reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as the Agents or the Forward Purchasers may reasonably request to qualify the Shares and any Confirmation Shares for offering and sale under the securities laws of such jurisdictions as the Agents and the Forward Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction; and to promptly advise the Agents and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or any Confirmation Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, the Company will make available to the Agents and the Forward Purchasers, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents and the Forward Purchasers, copies of the most recent Prospectus in such quantities and at such locations as any of the Agents and the Forward Purchasers, as applicable, may reasonably request for the purposes contemplated by the Securities Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of such Shares, and if at such time any event shall have occurred as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the same is conveyed or delivered, as the case may be, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agents and the Forward Purchasers and to file such document and to prepare and furnish without charge to the Agents and the Forward Purchasers as many written and electronic copies as any of the Agents and the Forward Purchasers, as applicable, may from time to time reasonably request of an amended Disclosure Package or Prospectus or a supplement to the Disclosure Package or the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act); provided, that the Company will be deemed to have furnished such statement to its securityholders to the extent it is filed with the Commission pursuant to EDGAR.

(e) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(f) To use the Net Proceeds received by it from the sale of the Shares and any Confirmation Shares pursuant to this Agreement, any Confirmation or any Terms Agreement, in the manner specified in the Disclosure Package.

(g) The Company shall use its commercially reasonable efforts to (i) list, subject to notice of issuance, the Shares on NASDAQ; (ii) maintain the listing of the Shares on NASDAQ; (iii) reserve and keep available at all times, free of pre-emptive rights, Shares for the purposes of any Confirmation; and (iv) engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(h) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares; provided, however, that this subsection (h) shall not prohibit the Company from electing to net share settle, combination settle or cash settle any Confirmation.

(i) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date and each Company Periodic Report Date and each date on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, any Confirmation or any Terms Agreement is true and correct, as though made at and as of each such date, except as may be disclosed I the Prospectus (including any documents incorporated by reference therein and supplements thereto). “Company Periodic Report Date” shall mean each date on which an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or an amendment to either such Annual Report or Quarterly Report is filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement.

(j) Upon the execution of this Agreement, the commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agents as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (w) by an amendment or supplement providing solely for the determination of the terms of the Shares, (x) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(r), (y) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act) or (z) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Stock) (each such date, a “Registration Statement Amendment Date”)), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) of this Agreement (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agents or the Forward Purchasers (it being understood that the Agents or the Forward Purchasers shall be deemed to have made such request at any time a placement notice is outstanding) (each date specified in (i) – (iii) of this Section 3(j), a “Request Date” and each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers (with a copy to their counsel) a certificate dated the date of delivery thereof to the Agents and the Forward Purchasers (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, to the effect that the statements contained in the certificate referred to in Section 6(h) of this Agreement which was last furnished to the Agents and the Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such certificate. As used in this Section 3(j), to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ and the Forward Purchasers’ receipt of the deliverables required under this subsection.

(k) Upon the execution of this Agreement, the commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers (with a copy to their counsel) the written opinion and letter of each counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers), dated the date of delivery thereof to the Agents and the Forward Purchasers (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, of the same tenor as the opinions and letters referred to in Section 6(b), Section 6(c), Section 6(d), Section 6(e) and Section 6(f) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers shall furnish the Agents and the Forward Purchasers (with a copy to their counsel) with a letter substantially to the effect that the Agents and the Forward Purchasers may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ and the Forward Purchasers’ receipt of the deliverables required under this subsection.

(l) Upon the execution of this Agreement, the commencement of the offering of Shares under this Agreement and at the time Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will cause any independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement or other independent accountants reasonably satisfactory to the Agents and the Forward Purchasers, to furnish to the Agents and the Forward Purchasers a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents, the Forwards Purchasers and their counsel, of the same tenor as the letter referred to in Section 6(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus, and, to the extent applicable, the Disclosure Package (other than the offering price of any shares of Common Stock), as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 6(g) hereof that was last furnished to the Agents and the Forward Purchasers. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. For the avoidance of doubt, so long as a placement notice issued by the Company is not presently outstanding, the Company shall not be required to deliver the information required under this subsection; the information required hereunder is only required to be delivered prior to the next issuance of a placement notice. The Company’s right to send a placement notice following a Representation Date shall be conditioned upon the Agents’ and the Forward Purchasers’ receipt of the deliverables required under this subsection.

(m) The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for the Agents’ and the Forward Purchasers’ own accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.

(o) The Company will cooperate timely, upon reasonable notice, with any reasonable due diligence review conducted by the Agents, the Forward Purchasers or their counsel from time to time including, but not limited to at each Representation Date, and in connection with the transactions contemplated hereby, in any Confirmation or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents or the Forward Purchasers may reasonably request.

(p) At any time that sales of the Shares have been made, but not settled, or at any time the Company has any outstanding instructions to sell Shares with any Agent but such instructions have not been fulfilled or cancelled (each, a “Stand Off Period”), the Company will not, without providing such Agent at least one business day’s prior written notice before the date of, any proposed transaction, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Shares hereunder or under any Confirmation), warrants or any rights to purchase or acquire, Common Stock; provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) any Shares pursuant to a placement notice, any instructions under this Agreement, this Agreement, any Terms Agreement or any Confirmation, (ii) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (iii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s filings with the Commission, (iv) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other persons and (v) Common Stock issuable by the Company upon settlement of any Confirmation. For the avoidance of doubt, this section shall not prohibit the sale of Common Stock by the Forward Purchaser or its Agent, as forward seller.

(q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(r) Promptly following the end of each of the Company’s fiscal quarters, the Company shall be required to file a prospectus supplement with the Commission, disclosing (i) the number of Shares sold by or through the Agents pursuant to this Agreement or any Terms Agreement during such fiscal quarterly period, (ii) the Net Proceeds received by the Company with respect to sales of Shares pursuant to this Agreement relating to such quarter and (iii) any other information required by applicable law, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the Commission, the Company in its sole discretion may make the disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement. At any of the Agents’ or Forward Purchasers’ request, if applicable, the Company shall furnish copies of any such

Prospectus and Prospectus Supplement and each Issuer Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR or any successor system thereto) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents; and, at any of the Agents’ or Forward Purchasers’ request, if applicable, the Company will furnish copies of such Prospectus and Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

Section 4. Free Writing Prospectus.

(a) The Company represents and agrees that, without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(b) Each Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(c) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in this Section 4), including timely filing with the Commission, or retention where required and legending.

Section 5. Payment of Expenses.

(a) The Company agrees to pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, under each Confirmation and under each Terms Agreement, as applicable, and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and any Confirmation Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Agents and any Confirmation Shares to the Forward Purchasers, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement and any Confirmations, (vi) all filing fees and expenses incurred by the Company (including attorneys’ fees), the Agents or the Forward Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares and any Confirmation Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agents or Forward Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Agents and the Forward Purchasers of such qualifications, registrations and exemptions, but not, however, legal fees and expenses of counsel for the Agents and the Forward Purchasers incurred in connection with any of the foregoing, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Agents and the Forward Purchasers in connection with, FINRA’s review and approval of the Agents’ and the Forward Purchasers’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares and any Confirmation Shares on NASDAQ; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5 and Section 7 of this Agreement, the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

Section 6. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of the Agents and the Forward Purchasers hereunder and under each Confirmation and each Terms Agreement, as applicable, shall be subject, in each of their sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and in accordance with Section 3(a) of this Agreement, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Registration Statement shall have been filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e) of the Securities Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents and the Forward Purchasers.

(b) On every date specified in Section 3(k) of this Agreement (including, without limitation, on every Request Date), Paul Hastings LLP, counsel for the Agents and the Forward Purchasers, shall have furnished to the Agents and the Forward Purchasers such written opinion or opinions, dated as of such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request, such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion or opinions, and such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) On every date specified in Section 3(k) of this Agreement (including, without limitation, on every Request Date), Goodwin Procter LLP, counsel for the Company, shall have furnished to the Agents and the Forward Purchasers a written opinion or opinions, dated as of such date, substantially in the forms set forth in Exhibits A-1-A, A-1-B and A-1-C attached hereto and in form and substance satisfactory to the Agents and the Forward Purchasers.

(d) On every date specified in Section 3(k) of this Agreement (including, without limitation, on every Request Date), Polsinelli PC, Pennsylvania counsel for the Company, shall have furnished to the Agents and the Forward Purchasers a written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A-2 attached hereto and in form and substance satisfactory to the Agents and the Forward Purchasers.

(e) At the dates specified in Section 3(l) of this Agreement (including, without limitation, on every Request Date), the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus shall have furnished to the Agents and the Forward Purchasers a letter dated as of the date of delivery thereof and addressed to the Agents and the Forward Purchasers each in form and substance reasonably satisfactory to the Agents and the Forward Purchasers and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents and underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(f) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agents and the Forward Purchasers, the Company will furnish or cause to be furnished promptly to the Agents and the Forward Purchasers a placement notice in the form attached hereto as Annex II stating the maximum number of Shares and aggregate gross sales price to be sold by the Agent on such day (in any event not in excess of the number or aggregate gross sales price available for issuance under the Prospectus and the currently effective Registration Statement, as authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares and any Confirmation Shares approved for listing on NASDAQ) the minimum price per Share at which such Shares may be sold and such other terms as contemplated by Annex II, or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) or other term (including, without limitation, on every Request Date), the Agents and the Forward Purchasers shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, or any Senior Vice President, dated as of the date thereof, to the effect that (w) there has been no material adverse change as set forth in Section 3(h) since the date as of which information is given in the Prospectus as then amended or supplemented or the Disclosure Package, (x) the representations and warranties in Section 1 of this Agreement are true and correct as of such date, (y) the Company has complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on its part to be performed or satisfied and (z) the condition set forth in Section 6(a) has been satisfied.

(g) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no event or condition of a type described in Section 1(h) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offerings, sale or delivery of the Shares, as the case may be, on the terms and in the manner contemplated by this Agreement or any Confirmation.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or any Confirmation, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement or any Confirmation.

(i) The Company shall have complied with the provisions of Section 3(c) of this Agreement with respect to the timely furnishing of prospectuses.

(j) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(k) The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, NASDAQ or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Option Closing Date (as defined below), and the Shares shall have been approved for listing or quotation on and shall not have been delisted from NASDAQ. There shall not have occurred (and be continuing in the case of occurrences under clauses (i), (ii) and (iii) below) any of the following: (i) trading generally on the New York Stock Exchange or NASDAQ has been suspended or materially limited; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any such exchanges or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iv) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgement of Agents or the Forward Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares of the Company.

(l) Counsel for the Agents and the Forward Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement, the Confirmation Shares as contemplated in any Confirmation and in connection with the other transactions contemplated by this Agreement, any such Confirmation or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers, as applicable, and their counsel.

(m) The Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(n) Prior to any offers or sales of Shares by an Agent as forward seller, the Company shall have executed and delivered the completed Confirmation for such sales to the applicable Forward Purchaser and such Agent, in a form reasonably satisfactory to such Forward Purchaser and Agent.

For the avoidance of doubt, so long as a placement notice is not presently outstanding, the Company shall not be required to deliver information under this Section 6; information required hereunder is only required to be delivered prior to the next issuance of a placement notice.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent and Forward Purchaser, its respective officers, employees, directors and their affiliates, as such term is defined in Rule 501(b) of the Securities Act Regulations, their selling agents and each person, if any, who controls an Agent and a Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, that arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Agent or its related Forward Purchaser to the Company expressly for use with reference to the Agent or such Forward Purchaser in the Disclosure Package or the Prospectus.

If any action, suit or proceeding (together, a “Proceeding”) is brought or asserted against an Agent or a Forward Purchaser or any such person in respect of which indemnity may be sought against an indemnifying party pursuant to the foregoing paragraph, such Agent, such Forward Purchaser or such person shall promptly notify such indemnifying party in writing of the institution of such Proceeding ; provided, however, that the failure or omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to such Agent, such Forward Purchaser or any such person or otherwise under this Section 7(a), except to the extent such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure or omission; provided, further, that the failure to notify such indemnifying party shall not relieve it from any liability it may have to such Agent, such Forward Purchaser or any such person otherwise than under this Section 7(a). An Agent, a Forward Purchaser or any person entitled to indemnity shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Agent, such Forward Purchaser or such person unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the Agents and the Forward Purchasers to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Any such separate firm shall be designated in writing. An indemnifying party shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably conditioned or withheld) but if settled with the written consent of the indemnifying party or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify and hold harmless such Agent, such Forward Purchaser and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Agents and Forward Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company, its officers, employees and directors, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation), as incurred, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of an Agent or its related Forward Purchaser to the Company expressly for use with reference to the Agent or such Forward Purchaser in the Disclosure Package or the Prospectus Supplement; it being understood and agreed upon that such information shall consist solely of the legal name of each of the Agents and Forward Purchasers on the cover of the Prospectus Supplement.

If any Proceeding is brought or asserted against the Company or any such person in respect of which indemnity may be sought against an indemnifying party pursuant to the foregoing paragraph, the Company or such person shall promptly notify such indemnifying party in writing of the institution of such Proceeding; provided, however, that the omission or failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to the Company or any such person or otherwise under Section 7(b), except to the extent such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such omission or failure; provided, further, that the failure to notify such indemnifying party shall not relieve it from any liability it may have to the Company or any such person otherwise than under this Section 7(b). The Company or any person entitled to indemnity shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, or such person unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the Company or such person to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are in conflict with or in addition to those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Any such separate firm shall be designated in writing. An indemnifying party shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably conditioned or withheld) but if settled with the written consent of the indemnifying party or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7(b), the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) of this Agreement or insufficient in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the related Agent(s) and the related Forward Purchaser(s) on the other hand from the offering and sale of the applicable Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of any Agent and the related Forward Purchaser on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the related Agent(s) and the related Forward Purchaser(s) on the other, in connection with a specific offering and sale of Shares, shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the applicable Shares pursuant to this Agreement received by the Company bear to the total commissions received by such Agent(s) from such sale (and, solely for purposes of the foregoing, the Company shall be deemed to have received Net Proceeds from the sale of Shares sold through any Agent, acting as forward seller, in connection with a Confirmation entered into by the related Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of Net Proceeds received by such Forward Purchaser from the sale of such Shares through such Agent), in each case before deducting expenses. The relative fault of the Company on the one hand and of any Agent and/or any Forward Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by each such Agent’s, such Forward Purchaser’s and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(d) The Company the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Agent shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 7 in excess of the amount of the commissions received by the Agent in connection with its sale of the applicable Shares under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of an Agent to contribute pursuant to this Section 7 shall be several in proportion to the number of applicable Shares sold to or through such Agent and not joint.

(e) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agents or the Forward Purchasers, the directors and officers or any person (including each partner, officer, trustee or director of such person)

who controls any Agent or any Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors, officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the Agents and the Forward Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent, any Forward Purchaser or any of their officers, directors or controlling person, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for, or the settlement of, the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each of the Agents and the Forward Purchasers is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such transactions contemplated hereby or by any Confirmation) and (ii) none of the Agents or the Forward Purchasers has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or by an Confirmation or the process leading thereto (irrespective of whether such Agent or the Forward Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents or the Forward Purchasers have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the several Agents, the several Forward Purchasers, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Agents or the several Forward Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10. [Reserved].

Section 11. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent as sales agent or with respect to any pending sale to an Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by an Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the applicable Agent and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time, but solely with respect to such Agent or Forward Purchaser, as applicable. Any such termination shall be without liability of any party to any other party, including any other Agent, except that the provisions of Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or Section 11(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 11(c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agent(s), the applicable Forward Purchaser(s) or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) of this Agreement.

(e) If the Company and two or more Agents enter into a Terms Agreement pursuant to which agents agree to purchase Shares from the Company as principal and one or more of the Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agent or Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents on the Settlement Date, the non-defaulting Agent or Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of such non-defaulting Agent or Agents; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.

No action taken pursuant to this Section 11(e) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Agent or Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package, the Prospectus or any other documents or arrangements.

(f) Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall affect the validity, effectiveness or enforceability of any executed Confirmation or any executed Terms Agreement and any such executed Confirmation and executed Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation and such Terms Agreement).

Section 12. Notices. All statements, requests, notices, consents, approvals, agreements or other communications required or permitted to be given hereunder shall be in writing, and if to an Agent or a Forward Purchaser, as applicable, shall be delivered or sent by email, mail, telex or facsimile transmission to:

Agents:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: [***]

with a copy to [***]

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: [***]

Attention: Syndicate Registration

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Director of Litigation, Office of the General Counsel

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: [***]

Capital One Securities, Inc.

201 St. Charles Street, Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin

Email: [***]

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: General Counsel,

Facsimile number [***]

Citizens JMP Securities, LLC

101 California Street, Suite 1700

San Francisco, California 94111

Attention: Equity Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Phone No.: [***]

Attn: Michael Voris, Ryan Cunn

Equity Capital Markets

Telephone: [***] Facsimile: [***]

Email: [***]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Equity Derivatives Middle Office

Email: [***]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: [***]

[***]

[***]

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Stephen Roney; Ivana Rupcic-Hulin; Daniel Blake

Telephone: [***]

Email: [***]

[***]

With a copy to: [***]

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: [***]

With a copy to:

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: Equities Legal

Email: [***]

With a copy (which shall not constitute notice) to:

BTIG, LLC as agent of the forward seller, at the Sales Agreement Notice Addresses for

BTIG, LLC provided above

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention:

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: US Equity Capital Markets, Tim Mann

StoneX Financial Inc.

230 Park Ave, 10th Floor

New York, NY 10169

Attention: Alan Rifkin

Email: [***]

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets

Email: [***]

With a copy to:

Michael Collins

Managing Director

[***]

[***]

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Facsimile: [***]

Attention: Equity Syndicate Department and the Special Equities Desk

Forward Purchasers:

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention; Rohan Handa

Email: [***]

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Faiz Khan

Tel: [***]

Email: [***]

Citibank, N.A.

390 Greenwich Street New

York, New York 10013

Attention: General Counsel,

Facsimile number [***]

Citizens JMP Securities, LLC

450 Park Avenue, 5th Floor,

New York, NY 10022

Attention: Equity Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attn: Michael Voris, Ryan Cunn

Equity Capital Markets

Telephone: [***] Facsimile: [***]

Email: [***]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Equity Derivatives Middle Office

Email: [***]

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

Attention: [***]

Mizuho Markets Americas LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: US Equity Derivatives Notices

Telephone: [***]

Email: [***]

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Equities Legal

Email: [***]

With a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Equities Legal

Email: [***]

With a copy (which shall not constitute notice) to:

BTIG, LLC at the Sales Agreement Notice Addresses for BTIG, LLC provided above

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:

Royal Bank of Canada

200 Vesey Street, 8th Floor

New York, New York 10281

Attention:

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives, [***]

StoneX Financial Inc.

230 Park Ave, 10th Floor

New York, NY 10169

Attention: Alan Rifkin

Email: [***]

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets Email: dl.atm.offering@truist.com

With a copy to:

Michael Collins

Managing Director

[***]

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, New York 10001

Attention: Equity Syndicate Department and the Special Equities Desk

Facsimile: [***]

with a copy to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Marc R. Lashbrook

Email: marclashbrook@paulhastings.com

if to the Company to:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd.

Suite 200

Wyomissing, Pennsylvania 19610

Attention: Chief Financial Officer

with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: Yoel Kranz

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 13. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Forward Purchasers and the Company and, to the extent provided in Sections 7 and 8 of this Agreement, the respective officers, employees, directors and affiliates of the Company, the Agents or the Forward Purchasers and each person who controls the Company, the Agents or the Forward Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through an Agent shall be deemed a successor or assign by reason merely of such purchase. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Agents or the Forward Purchasers and any purported assignment or delegation of the same hereunder shall be void and of no effect.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement, any Confirmation or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement, any Confirmation or any Terms Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.

Section 15. Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 16. Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Forward Purchasers and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 12 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Forward Purchasers and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. Counterparts. This Agreement, any Confirmation and any Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement, Confirmation or Terms Agreement, as applicable. Delivery of an executed Agreement, Confirmation or Terms Agreement (or executed counterparts) by one party to any other party may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 18. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 19. Amendments or Waivers. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restated or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of the time for performance of any obligation or acts.

Section 20. Adjustments for Stock Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum pricing) shall be equitably adjusted by the Agents to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Forward Purchaser, as applicable, of this Agreement, any Confirmation or any Terms Agreement, and any interest and obligation in or under this Agreement, any Confirmation or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement, any Confirmation or any Terms Agreement that may be exercised against such Agent or Forward Purchaser, as applicable, are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers and the Company in accordance with its terms.

[Signature page follows]

Very truly yours,
GAMING AND LEISURE PROPERTIES, INC.

By:	/s/ Desiree A. Burke
Name: Desiree A. Burke
Title: Chief Financial Officer

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc., as Agent

By:	/s/ Evan Ladouceur
Name: Evan Ladouceur
Title: Managing Director

Bank of America, N.A., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Barclays Capital Inc., as Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Authorized Signatory

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

BTIG, LLC, as Agent

By:	/s/ Eric Clark
Name: Eric Clark
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Capital One Securities, Inc., as Agent

By:	/s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Citigroup Global Markets Inc., as Agent

By:	/s/ Robert Murphy
Name: Robert Murphy
Title: Vice President

Citibank, N.A., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Citizens JMP Securities, LLC, as Agent

By:	/s/ Christopher Lynch
Name: Christopher Lynch
Title: Managing Director

Citizens JMP Securities, LLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christopher Lynch
Name: Christopher Lynch
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC, as Agent

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

Goldman Sachs & Co. LLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Jefferies LLC, as Agent

By:	/s/ Andrew Zarnett
Name: Andrew Zarnett
Title: Managing Director

Jefferies LLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Andrew Zarnett
Name: Andrew Zarnett
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

KeyBanc Capital Markets Inc., as Agent

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

KeyBanc Capital Markets Inc., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director, Head of REGAL ECM

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Mizuho Securities USA LLC, as Agent

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC, as Agent

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

Morgan Stanley & Co. LLC, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Nomura Securities International, Inc., as Agent (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc.

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

Nomura Global Financial Products, Inc., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Raymond James & Associates, Inc., as Agent

By:	/s/ Sean Wolf
Name: Sean Wolf
Title: Managing Director

Raymond James & Associates, Inc., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Sean Wolf
Name: Sean Wolf
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

RBC Capital Markets, LLC, as Agent

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director, Head of U.S. Real Estate

Royal Bank of Canada, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Scotia Capital (USA) Inc., as Agent

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

The Bank of Nova Scotia, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

StoneX Financial Inc., as Agent

By:	/s/ Jacob Rappaport
Name: Jacob Rappaport
Title: MD - Head of Equities

StoneX Financial Inc., as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Jacob Rappaport
Name: Jacob Rappaport
Title: MD - Head of Equities

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Truist Securities, Inc., as Agent

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

Truist Bank, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

Wells Fargo Securities, LLC, as Agent

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association, as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to Sales Agreement]

Exhibit A-1-A

[Omitted]

Exhibit A-1-A-1

Exhibit A-1-B

[Omitted]

Exhibit A-1-B-1

Exhibit A-1-C

[Omitted]

Exhibit A-1-C-1

Exhibit A-2

[Omitted]

Exhibit A-2-1

Annex I

GAMING AND LEISURE PROPERTIES, INC.

Common Stock($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT]

Ladies and Gentlemen:

Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the ATM Equity Offering Sales Agreement, dated May 2, 2025 (the “Sales Agreement”), between the Company, [AGENT], as agent, forward seller and/or principal (the “Agent”) and [FORWARD PURCHASER], as forward purchaser (the “Forward Purchaser”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”), and solely for the purpose of covering overallotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “time on which Shares are delivered to the Agent” within the meaning of Sections 3(i), (j), (k) and (l) of the Sales Agreement.1

Each of the provisions of the Sales Agreement not specifically related to (a) the solicitation by the Agent, as agent of the Company, of offers to purchase securities or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each

[1]	Include only if the Agent has an over-allotment option.

Annex I-1

representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]1 in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING HEREUNDER OR RELATED HERETO SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[Intentionally Left Blank]

Annex I-2

Very truly yours,
GAMING AND LEISURE PROPERTIES, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[AGENT]

By:
Name:
Title:

[If Agent is Wells Fargo Securities, LLC, the Term Agreement shall be sent to and accepted by one of the following individuals at the following electronic mail addresses:

[***]

[Signature Page to Terms Agreement]

Annex II

Model placement notice from the Company to the Agents (may be delivered by e-mail):

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject  Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the ATM Equity Offering Sales Agreement among Gaming and Leisure Properties, Inc. (the “Company”), BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchaser (as defined below), and StoneX Financial Inc., as forward seller to Stone X Financial Inc., its relevant Forward Purchaser (each an “Agent”) and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association (each a “Forward Purchaser”), dated May 2, 2025 (the “Agreement”), I hereby request on behalf of the Company that [SPECIFY AGENT] sell common stock, par value $0.01 per share of the Company, subject to the following terms:

Number of Shares to be sold	[•]

Minimum gross sales price at which each Share may be sold	$[•]

Agency or Principal Basis	[Agency] [Principal]

Regular Settlement or Forward Basis	[Regular Settlement][Forward Basis]

[Compensation to Agent (if different than the Agreement)]	[•]

[Date(s) on which Shares may be sold]	[•]

[Maturity Date]	[•]

Annex II-1

[Initial Forward Price]	[•]%

[Spread]	[•]

[Initial Stock Loan Fee]	[•] basis points

[Maximum Stock Loan Fee]	[•] basis points

[Hedge Completion Date]	[•]

[Forward Price Reduction Dates]	[Forward Price Reduction Amounts]
[•], 20[•]	$	[	•]
[•], 20[•]	$	[	•]
[•], 20[•]	$	[	•]

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED]

E-mail from an Agent to the Company:

[Required on days when selling is expected to take place and a placement notice in the above form has not been received for that day. Note: the above model placement notice contains a “10b-5” representation (see second paragraph of model placement notice); to the extent selling is to take place on a day other than the day the placement notice is delivered, the selling Agent requires a confirmatory email from the Company that “brings down” the 10b-5 representation. Below is a form of e-mail requesting a Company confirmation, followed by a form of e-mail that may be used by the Company to supply the requested confirmation. To the extent the Company is unwilling or unable to provide the confirming email on any day that selling is to take place (other than a day a placement notice is delivered), selling is not permitted.]

In connection with your instructions that we sell up to [•] shares of the Company’s Common Stock at prices not less than $[•] per share, pursuant to Section 2 of the ATM Equity Offering Sales Agreement, dated May 2, 2025 (the “Agreement”), among Gaming and Leisure Properties, Inc. (the “Company”) and each of (i) BofA Securities, Inc., Barclays Capital Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller, as applicable, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant Forward Purchase (as defined below), and StoneX Financial Inc., as forward seller to StoneX Financial Inc., its relevant Forward Purchaser, and (ii) Bank of America, N.A., Barclays Bank

Annex II-2

PLC, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia, StoneX Financial Inc., Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser, please confirm by reply e-mail that the Prospectus (as defined in the Agreement), including the documents incorporated by reference therein, as of the date of this e-mail, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Confirming e-mail from the Company to an Agent:

Pursuant to your e-mail request, [•] hereby confirms that, as of the date of this e-mail, Gaming and Leisure Properties, Inc.’s Prospectus (as defined in the Agreement referred to in your e-mail), including the documents incorporated by reference therein, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

[If Agent is Wells Fargo Securities, LLC, the placement notice shall be sent to and accepted by one of the following individuals at the following electronic mail addresses:

[***]

Annex II-3

Annex III

Date:	[*], 20[*]

To: Gaming and Leisure Properties, Inc.

845 Berkshire Blvd, Suite 200

Wyomissing, PA 19610

From:	[DEALER NAME AND ADDRESS]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2006 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Each party further agrees that this Confirmation, the Pricing Supplement (as defined below) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency between the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation; (iii) the 2002 Definitions; (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represent to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Gaming and Leisure Properties, Inc.

Trade Date:	[*], 20[*]

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the ATM Equity Offering Sales Agreement dated May 2, 2025 (as amended from time to time, the “Sales Agreement”) through [DEALER], or its affiliate acting as forward seller for Party A (in such capacity, the “Agent”), pursuant to the Sales Agreement have settled.

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Base Amount:	The aggregate number of Shares sold through the Agent, acting as forward seller for Party A pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) [DATE][4] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any “Settlement Date” (under and as defined in the Sales Agreement) with respect to the full Base Amount and (iii) [DATE][5]. Promptly after the Hedge Completion Date, and in no event later than the Scheduled Trading Day immediately following the Hedge Completion Date, Party A will furnish Party B with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex B hereto specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, each determined in accordance with the terms hereof.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding anything to the contrary contained herein, to the extent Party B delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall, without duplication of any other adjustment hereunder, adjust the Forward Price, in a good faith and commercially reasonable manner, to preserve the economic intent of the parties hereto (taking into account Party A’s commercially reasonable hedge positions in respect of the Transaction).

Initial Forward Price:	[*]%[6] of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Party A pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date;

provided that, the Calculation Agent shall adjust, in a good faith and commercially reasonable manner, such price to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold and that have settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

[4]	Insert Maturity Date specified by Party B in instruction under the Sales Agreement. To be a date no later than the second anniversary of the Trade Date.
[5]	Insert Hedge Completion Date specified by Party B in instruction under the Sales Agreement.
[6]	Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed 2%), as specified by Party B in instruction under the Sales Agreement.

2

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[*][7] basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “GLPI”).

Exchange:	NASDAQ Global Select Market.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. In the event the Calculation Agent makes any calculation, adjustment or determination, the Calculation Agent shall promptly, upon written request from Party B, provide an explanation in reasonable detail of the basis for any such calculation, adjustment or determination to Party B (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent is required or permitted to act or to exercise judgment in any way with respect to any Transaction hereunder, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent shall do so in good faith and in a commercially reasonable manner.

[7]	Insert Spread specified by Party B in instruction under the Sales Agreement.

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Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) one Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 20 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge on the Exchange Business Day immediately prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below (provided further that the number of Settlement Shares shall be at least equal to the lesser of 100,000 and the Base Amount); provided further that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date. The Base Amount shall be determined taking into account pending Settlement Shares.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge for the Transaction by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, based on the advice of counsel, is consistent with Rule 10b-18 under the Exchange Act or due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”), (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date or (v) if Party B has entered into an additional Share Forward or other equity derivative transaction (each, an “Additional Equity Derivative Transaction”), Party A determines, based on the advice of counsel, that it is unable to unwind its hedge for the Transaction in a manner consistent with Rule 10b-18 under the Exchange Act.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective unless the Settlement Notice includes a representation by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B.”

Unwind Period:	The period from and including the first Exchange Business Day following the date Party B provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the first Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day and excluding any Disrupted Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines in its good faith and commercially reasonable manner, is material at any time during a Scheduled Trading Day.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A, in its good faith and commercially reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that apply broadly to similar transactions for other similarly situated issuers) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall, as promptly as practicable under the circumstances, notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently as promptly as practicable under the circumstances, notify Party B on the day Party A determines that the circumstances giving rise to such Regulatory Disruption have changed.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

5

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD [0.015], and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge for the Transaction as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

6

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD [0.015], and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “GLPI <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day; provided, however, that if such price is unavailable for an Exchange Business Day or the Calculation Agent determines that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall, in a good faith, commercially reasonable manner, determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), [excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate] (the “Stock Loan Fee”), over the immediately preceding one month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction exceeds a weighted average

7

rate equal to [*][9] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [*][10] basis points per annum during such period. The Calculation Agent shall notify Party B in writing prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall use commercially reasonable efforts to provide an itemized list in reasonable detail of the Stock Loan Fees for the applicable one month period (including any quotations, market data or information from external sources used by Party A in developing such list, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information).

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

3.	Other Provisions:

Conditions to Effectiveness:

This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Party A on or after the Trade Date and prior to such termination.

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (“SEC”) to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

[9]	Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.
[10]	Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

8

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)

Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Party B agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Party A that, in the reasonable determination of Party A, based on advice of counsel, such settlement or Party A’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(b)

Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(d)

Party B agrees to provide Party A prior written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 4.5% of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation and any Additional Equity Derivative Transaction) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(e)

No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 4.9%.

(g)	Party B is not insolvent (as defined under any applicable bankruptcy, insolvency, resolution or similar law), nor will Party B be rendered insolvent as a result of the Transaction.

(h)

Neither Party B nor any of its affiliated purchasers shall take any action (including, without limitation, any direct purchases by Party B or any of its affiliated purchasers or any purchases by a party to a derivative transaction with Party B or any of its affiliated purchasers), either under this Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Party B is reasonably likely to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the conditions of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur with respect to the Shares during any Unwind Period.

(j)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that:

(i)

during the term of the Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

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(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)

the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)

Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)

During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)

Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)

Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging - Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(q)

Party B understands no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

(r)

No federal, state or local law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act.

(s)

On or prior to the Hedge Completion Date, upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day.

(t)

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction and (iii) is entering into the Transaction for a bona fide business purpose.

(u)

On or prior to the Hedge Completion Date, Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(v)

Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “Beneficial Ownership” or “Constructive Ownership” by Party A for the purposes of Article IX of the Amended and Restated Articles of Incorporation of Party B (the “Articles”), including without limitation Section 9.2 thereof.

(w)

On each date on which Party A or its Agent makes a sale of Shares pursuant to the Sales Agreement in connection with a hedge of this Transaction, Party B repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Party B hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Party A.

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Covenant of Party B:

Subject to the circumstances described under “Private Placement Procedures”, Party B acknowledges and agrees that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

Right to Extend:

Party A may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Party A determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Party A to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Party A were Party B or an affiliated purchaser of Party B, be in compliance with applicable legal and regulatory requirements.

Deadline for Designating an Early Termination Date and Payment Suspension:

If either party provides notice to the other party that there has occurred (1) an Event of Default as to which Party B is the Defaulting Party; (2) a Potential Event of Default with respect to Party B or (3) a Termination Event as to which Party B is the sole Affected Party, then, notwithstanding Section 9(f) of the Agreement and unless Party A and Party B otherwise agree in writing, after 30 calendar days have elapsed following such notice, (i) Party A shall have no further right to designate an Early Termination Date by reason of the aforementioned Event of Default or Termination Event and (ii) the aforementioned Event of Default or Potential Event of Default shall be deemed to cease to be continuing for the purposes of Section 2(a)(iii)(1) of the Agreement. Party A hereby agrees to provide any notice referred to in the preceding sentence as promptly as practicable after it determines, acting in good faith, that the aforementioned Event of Default, Potential Event of Default or Termination Event has occurred.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement, in the 2006 Definitions or in the 2002 Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

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Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)

Stock Borrow Events. In the good faith and commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable, after using commercially reasonable efforts, to hedge its exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [*][11] basis points per annum (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A;

(c)	ISDA Early Termination Date. Party A notifies Party B that Party A has designated an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The public announcement of any event that if consummated would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)

Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies). For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article IX of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including (a) obtaining prior approval from any person or entity and/or (b) any registration, licensure, review or reporting requirements of state gaming regulators) other than pursuant to the Exchange Act of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event,

[11]	Insert Maximum Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

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notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If an event or circumstance is an Acceleration Event under both this Confirmation and any Additional Confirmation and the designation of a Termination Settlement Date under one such confirmation would cure the Acceleration Event under the other such confirmation, then Party A shall first designate a Termination Settlement Date under the confirmation with the first occurring Maturity Date before designating a Termination Settlement Date under the other confirmation.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the SEC or its staff, or Party A otherwise reasonably determines that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Indemnification:

Party B agrees to indemnify Party A, its Agent and their affiliates (Party A and each such affiliate being an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any material breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for reasonable out-of-pocket expenses (including reasonable out-of-pocket legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s gross negligence, fraud, bad faith and/or willful misconduct or from a material breach of any representation or covenant of Party A contained in this Confirmation or the Agreement.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Party B further agrees to act in good faith with respect to the Agreement and this Confirmation.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions.

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Transfer and Assignment:

Party A may assign or transfer all (but not less than all) of its rights or delegate all (but not less than all) of its duties hereunder to any affiliate of Party A; provided that, under the applicable law effective on the date of such transfer or assignment, Party B will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Party B would have been required to pay Party A in the absence of such transfer or assignment; and Party B will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Party B would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by Party A or its parent or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of Party A at the time of such assignment or transfer. Notwithstanding the above or any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the right to acquire Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9%, (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article IX of the Articles (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9%, (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after,

14

Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9%, (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd.

Suite 200

Wyomissing, Pennsylvania 19610

Attention: Chief Financial Officer

with a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

Attention: John Servidio

15

(b) Waiver of Right to Trial by Jury. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS CONFIRMATION. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS CONFIRMATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

(c) Offices:

The Office of Party A for the Transaction is: [New York] [London] [OTHER]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)

the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial [institution] [participant]” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

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[Risk Disclosure:

Party B represents and warrants that it has received, read and understands Party A’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]12

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations:

(A)

[It [(or its regarded owner for U.S. federal income tax purposes)] is a “U.S. person” (as that term is used in sections 1.1441-1(c)(2)(i) and 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.][13]

(B)

[It is a national banking association organized and existing under the laws of the United States of America, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

(C)

[It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes. All payments received or to be received by it under the Transaction will be effectively connected with its conduct of a trade or business carried on in the United States.]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Pennsylvania, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this

[12]	To be customized for relevant Dealer.
[13]	Tax provisions to be customized for relevant Dealer.

17

Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

(e)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form [W-9][W-8ECI] and Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-9[12], or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become invalid, obsolete, or incorrect. Additionally, each of Party A and Party B shall, promptly upon request by the other party, provide such other tax forms and documents requested by the other party.

[U.S. Resolutions Stay Protocol:

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

[QFC Stay Rules:

The parties agree that (i) to the extent that prior to the date hereof all parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other.

18

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

[Remainder of page intentionally left blank]

19

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,
[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

GAMING AND LEISURE PROPERTIES, INC.

By:
Name:
Title:

20

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[14]	Forward Price Reduction Amount[15]
Trade Date	USD	0.000
[*]	USD	[*]
[*]	USD	[*]
[*]	USD	[*]
[*]	USD	[*]
[*]	USD	[*]

[14]	Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.
[15]	Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement

21

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Annex A-1

ANNEX B

PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Date: [•]

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd.

Suite 200

Wyomissing, Pennsylvania 19610

Attention: Chief Financial Officer

Telephone: [*]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [•], 20[•] (the “Confirmation”) between Gaming and Leisure Properties, Inc. (“Party B”) and [DEALER NAME] (“Party A”).

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is [•];

(b)	the Base Amount shall be [•], subject to further adjustment in accordance with the terms of the Confirmation;

(c)	the Maturity Date shall be [•]; and

(c)	the Initial Forward Price shall be USD [•].

Very truly yours,
[DEALER NAME]

By:
Name:
Title:

Annex B-1